Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2024 Nine-Month Financial Results

MIDDLEFIELD, OHIO, October 17, 2024  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the nine months ended September 30, 2024.

2024 Nine-Month Financial Highlights (on a year-over-year basis):

●	Net income was $10.7 million, compared to $13.8 million
●	Pre-tax, pre-provision net income(1) was $14.7 million, compared to $19.0 million
●	Earnings were $1.32 per diluted share, compared to $1.70 per diluted share
●	Net interest income after the provision for credit losses was $42.9 million, compared to $47.4 million
●	Noninterest income increased 4.1% to $5.3 million, compared to $5.1 million
●	Total loans increased 3.9% to a record $1.50 billion, compared to $1.45 billion
●	Total deposits increased 3.8% to a record $1.51 billion, compared to $1.46 billion
●	Return on average assets annualized was 0.77%, compared to 1.06%
●	Return on average equity annualized was 6.90%, compared to 9.43%
●	Return on average tangible common equity(1) was 8.68%, compared to 11.92%
●	Nonperforming assets to total assets increased to 1.62% from 0.75%
●	Allowance for credit losses was 1.50% of total loans, compared to 1.45%
●	Equity to assets strengthened to 11.34%, compared to 10.80%
●	Book value increased 9.1% to $26.11 from $23.94 per share
●	Tangible book value(1) increased 12.1% to $20.87 from $18.62 per share

(1) See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

Ronald L. Zimmerly, Jr., President and Chief Executive Officer, stated, “We ended the third quarter of 2024 with record total assets and deposits, as well as a record book value per share. These results reflect our team’s dedication and commitment to serve customers throughout our Central, Western and Northeast Ohio markets. We ended the quarter with higher charge-offs and non-performing loans, associated with one customer. As a result, the provision for credit losses increased during the third quarter and reduced after tax earnings by $0.12 per diluted share. Despite these one-time impacts, we produced strong levels of core profitability, including the highest level of pre-tax pre-provision income in the past four quarters.”

“I am pleased with the progress we are making maintaining appropriate funding costs and controlling noninterest expense, as our quarterly cost of funds declined sequentially for the first time in ten quarters, and noninterest expense was at the lowest level in six quarters. We expect the economic environment will remain fluid over the near-term, and as we look to 2025, we will continue to focus on supporting our communities, strategically allocating capital, maintaining disciplined underwriting standards, and prudently managing expenses,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the nine months ended September 30, 2024, decreased $4.7 million to $45.1 million, compared to $49.8 million for the same period last year. The net interest margin for the nine months ended September 30, 2024, was 3.50%, compared to 4.09% last year. Net interest income for the 2024 third quarter decreased $894,000 to $15.1 million, compared to $16.0 million for the 2023 third quarter. The net interest margin for the 2024 third quarter was 3.46%, compared to 3.82% for the same period of 2023.

For the nine months ended September 30, 2024, noninterest income increased $211,000 to $5.3 million, compared to $5.1 million for the same period in 2023. Noninterest income for the 2024 third quarter was $1.7 million, compared to $1.8 million for the same period the previous year.

Noninterest expense for the nine months ended September 30, 2024, was $35.7 million, compared to $36.0 million for the same period in 2023. For the 2024 third quarter, noninterest expense was $11.9 million, compared to $12.1 million for the 2023 third quarter.

Net income for the nine months ended September 30, 2024, was $10.7 million, or $1.32 per diluted share, compared to $13.8 million, or $1.70 per diluted share, for the same period last year. Net income for the 2024 third quarter was $2.3 million, or $0.29 per diluted share, compared to $3.8 million, or $0.47 per diluted share, for the same period last year.

For the nine months ended September 30, 2024, pre-tax, pre-provision net income was $14.7 million, compared to $19.0 million last year. For the 2024 third quarter, pre-tax, pre-provision net income was $4.9 million, compared to $5.7 million for the same period of 2023. (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at September 30, 2024, increased 3.6% to $1.86 billion, compared to $1.79 billion at September 30, 2023. Total loans at September 30, 2024, were $1.50 billion, compared to $1.45 billion at September 30, 2023. The 3.9% year-over-year increase in total loans was primarily due to higher non-owner occupied and residential real estate loans.

Total liabilities at September 30, 2024, increased 3.0% to $1.65 billion, compared to $1.60 billion at September 30, 2023. Total deposits at September 30, 2024, were $1.51 billion, compared to $1.46 billion at September 30, 2023. The 3.8% year-over-year increase in deposits was primarily due to growth in money market and time deposits, partially offset by declines in noninterest-bearing and interest-bearing demand and savings accounts. Noninterest-bearing demand deposits were 25.8% of total deposits at September 30, 2024, compared to 29.1% at September 30, 2023. At September 30, 2024, the Company had brokered deposits of $86.5 million, compared to $53.5 million at September 30, 2023.

The investment securities available-for-sale portfolio was $169.9 million at September 30, 2024, compared with $159.4 million at September 30, 2023.

Mr. Ranttila, Chief Financial Officer, stated, “We continue to look at opportunities to proactively strengthen our balance sheet and improve our cost of funds. In addition, since December 31, 2023, deposits have increased 6.0%, while our Federal Home Loan Bank (“FHLB”) advances have decreased by 35.0%. This is the lowest level of FHLB advances in over a year. In addition, during the quarter, we received approval to use the Federal Reserve Board’s discount window, adding a new and efficient liquidity provider. The combination of high levels of potentially liquid assets, cash flows from operations, and additional borrowing capacity continues to provide us with excellent liquidity levels to support our long-term growth strategies and our legacy of returning excess capital to shareholders.”

Middlefield's CRE portfolio included the following categories at September 30, 2024:

	Balance	Percent of	Percent of
CRE Category	(in thousands)	CRE Portfolio	Loan Portfolio
Multi-Family	$94,798	13.8%	6.3%
Office Space	75,149	10.9%	5.0%
Shopping Plazas	69,762	10.1%	4.6%
Self-Storage	56,041	8.1%	3.7%
Hospitality	39,840	5.8%	2.6%
Senior Living	23,069	3.3%	1.5%
Other	330,611	48.0%	22.0%
Total CRE	$689,270	100.0%	45.7%

Stockholders' Equity and Dividends

At September 30, 2024, stockholders' equity was $210.7 million, compared to $193.7 million at September 30, 2023. The 8.8% year-over-year increase in stockholders' equity was primarily from higher retained earnings and an improvement in the unrealized losses on the available-for-sale investment portfolio, partially offset by stock acquired under the Company's stock repurchase program. On a per-share basis, shareholders' equity at September 30, 2024, was $26.11, compared to $23.94 at September 30, 2023.

At September 30, 2024, tangible stockholders' equity(1) was $168.5 million, compared to $150.6 million at September 30, 2023. On a per-share basis, tangible stockholders' equity(1) was $20.87 at September 30, 2024, compared to $18.62 at September 30, 2023. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the nine months ended September 30, 2024, the Company declared cash dividends of $0.60 per share, totaling $4.8 million.

For the nine months ended September 30, 2024, the Company repurchased 43,858 shares of its common stock, at an average price of $24.00 per share. There were no repurchases during the third quarter of 2024.

At September 30, 2024, the Company's equity-to-assets ratio was 11.34%, compared to 10.80% at September 30, 2023.

Asset Quality

For the nine months ended September 30, 2024, the Company recorded a provision for credit losses of $2.2 million, versus a provision for credit losses of $2.4 million for the same period last year. For the 2024 third quarter, the Company recorded a provision for credit losses of $2.2 million, compared to a provision for credit losses of $1.1 million for the same period of 2023.

Net charge-offs were $1.3 million, or 0.11% of average loans, annualized, for the nine months ended September 30, 2024, compared to net charge-offs of $87,000, or 0.01% of average loans, annualized, for the same period last year. Net charge-offs were $1.4 million, or 0.36% of average loans, annualized, for the 2024 third quarter, compared to net recoveries of $16,000, or 0.00% of average loans, annualized, for the same period of 2023.  The higher net charge-offs were due to the partial charge-off of one loan during the 2024 third quarter.

Nonperforming loans at September 30, 2024, were $30.1 million, compared to $7.7 million at September 30, 2023. Nonperforming assets at September 30, 2024, were $30.1 million, compared to $13.5 million at September 30, 2023. The increase in nonperforming assets is primarily the result of a $13.5 million loan moved to nonaccrual in the 2024 third quarter, subsequent to the partial charge-off noted in the previous paragraph. The allowance for credit losses at September 30, 2024, stood at $22.5 million, or 1.50% of total loans, compared to $21.0 million, or 1.45% of total loans at September 30, 2023. The increase in the allowance for credit losses was mainly from changes in projected loss drivers, prepayment assumptions, curtailment expectations over the reasonable and supportable forecast period, and geographic footprint of unemployment data, as well as an overall increase in total loans.

Michael Ranttila stated, “Nonperforming assets during the third quarter were impacted by a $13.5 million loan. Combined with the two previously disclosed relationships that moved to nonaccrual in the second quarter of 2024, these three customers accounted for $20.2 million of nonperforming assets at September 30, 2024. We believe these relationships do not indicate a trend in the markets we serve, our portfolio, or underwriting standards. Despite this increase, we remain well reserved for potential credit losses with an allowance for credit losses to total loans of 1.50% at September 30, 2024, which was up slightly from both the same period a year ago, and the quarter ended June 30, 2024.”

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.86 billion at September 30, 2024. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
Balance Sheets (period end)	2024	2024	2024	2023	2023
ASSETS
Cash and due from banks	$61,851	$50,496	$44,816	$56,397	$56,228
Federal funds sold	12,022	1,762	1,438	4,439	9,274
Cash and cash equivalents	73,873	52,258	46,254	60,836	65,502
Investment securities available for sale, at fair value	169,895	166,424	167,890	170,779	159,414
Other investments	895	881	907	955	958
Loans held for sale	249	-	-	-	632
Loans:
Commercial real estate:
Owner occupied	187,313	182,809	178,543	183,545	185,593
Non-owner occupied	407,159	385,648	398,845	401,580	382,676
Multifamily	94,798	86,951	81,691	82,506	82,578
Residential real estate	345,748	337,121	331,480	328,854	321,331
Commercial and industrial	213,172	234,702	227,433	221,508	214,334
Home equity lines of credit	137,761	131,047	129,287	127,818	127,494
Construction and other	111,550	132,530	135,716	125,105	127,106
Consumer installment	7,030	6,896	7,131	7,214	7,481
Total loans	1,504,531	1,497,704	1,490,126	1,478,130	1,448,593
Less allowance for credit losses	22,526	21,795	21,069	21,693	20,986
Net loans	1,482,005	1,475,909	1,469,057	1,456,437	1,427,607
Premises and equipment, net	20,528	20,744	21,035	21,339	21,708
Goodwill	36,356	36,356	36,356	36,356	36,197
Core deposit intangibles	5,869	6,126	6,384	6,642	6,906
Bank-owned life insurance	35,049	34,802	34,575	34,349	34,153
Other real estate owned	-	-	-	-	5,792
Accrued interest receivable and other assets	32,916	34,686	34,210	35,190	34,551
TOTAL ASSETS	$1,857,635	$1,828,186	$1,816,668	$1,822,883	$1,793,420
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
LIABILITIES
Deposits:
Noninterest-bearing demand	$390,933	$387,024	$390,185	$401,384	$424,055
Interest-bearing demand	218,002	206,542	209,015	205,582	243,973
Money market	376,619	355,630	318,823	274,682	275,766
Savings	199,984	192,472	196,721	210,639	216,453
Time	327,231	327,876	332,165	334,315	296,732
Total deposits	1,512,769	1,469,544	1,446,909	1,426,602	1,456,979
Federal Home Loan Bank advances	106,000	125,000	137,000	163,000	118,000
Other borrowings	11,711	11,762	11,812	11,862	11,912
Accrued interest payable and other liabilities	16,450	15,092	15,372	15,738	12,780
TOTAL LIABILITIES	1,646,930	1,621,398	1,611,093	1,617,202	1,599,671
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,950,342
shares issued, 8,071,032 shares outstanding as of September 30, 2024	161,916	161,823	161,823	161,388	161,312
Additional paid-in capital	108	-	-	-	-
Retained earnings	106,067	105,342	102,791	100,237	98,717
Accumulated other comprehensive loss	(16,477)	(19,468)	(18,130)	(16,090)	(26,426)
Treasury stock, at cost; 1,879,310 shares as of September 30, 2024	(40,909)	(40,909)	(40,909)	(39,854)	(39,854)
TOTAL STOCKHOLDERS' EQUITY	210,705	206,788	205,575	205,681	193,749
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,857,635	$1,828,186	$1,816,668	$1,822,883	$1,793,420

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Statements of Income	2024	2024	2024	2023	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$23,441	$23,422	$22,395	$22,027	$20,899	$69,258	$59,935
Interest-earning deposits in other institutions	348	386	437	370	300	1,171	920
Federal funds sold	143	122	152	94	266	417	678
Investment securities:
Taxable interest	528	505	467	479	477	1,500	1,415
Tax-exempt interest	962	966	972	976	980	2,900	2,938
Dividends on stock	191	198	189	144	148	578	326
Total interest and dividend income	25,613	25,599	24,612	24,090	23,070	75,824	66,212
INTEREST EXPENSE
Deposits	8,792	8,423	7,466	6,522	5,632	24,681	12,472
Short-term borrowings	1,575	1,920	1,993	2,013	1,258	5,488	3,373
Other borrowings	173	173	184	179	213	530	539
Total interest expense	10,540	10,516	9,643	8,714	7,103	30,699	16,384
NET INTEREST INCOME	15,073	15,083	14,969	15,376	15,967	45,125	49,828
Provision (Recovery of) for credit losses	2,234	87	(136)	554	1,127	2,185	2,449
NET INTEREST INCOME AFTER PROVISION
(RECOVERY OF) FOR CREDIT LOSSES	12,839	14,996	15,105	14,822	14,840	42,940	47,379
NONINTEREST INCOME
Service charges on deposit accounts	959	971	909	997	954	2,839	2,880
Gain (loss) on equity securities	14	(27)	(52)	(4)	48	(65)	(157)
(Loss) gain on other real estate owned	-	-	-	(172)	-	-	2
Earnings on bank-owned life insurance	246	227	227	196	207	700	627
Gain on sale of loans	56	69	10	23	45	135	74
Revenue from investment services	206	269	204	193	190	679	550
Gross rental income	3	-	67	132	110	70	290
Other income	259	251	431	237	263	941	822
Total noninterest income	1,743	1,760	1,796	1,602	1,817	5,299	5,088
NONINTEREST EXPENSE
Salaries and employee benefits	6,201	6,111	6,333	6,646	5,994	18,645	17,865
Occupancy expense	627	601	552	512	699	1,780	2,054
Equipment expense	203	261	240	273	297	704	969
Data processing costs	1,248	1,168	1,249	1,348	1,209	3,665	3,415
Ohio state franchise tax	399	397	397	397	398	1,193	1,180
Federal deposit insurance expense	255	256	251	285	207	762	576
Professional fees	539	557	558	660	545	1,654	1,633
Advertising expense	283	508	419	162	414	1,210	1,315
Software amortization expense	74	21	22	22	24	117	73
Core deposit intangible amortization	257	258	258	264	265	773	794
Gross other real estate owned expenses	-	-	99	120	195	99	390
Merger-related costs	-	-	-	-	22	-	472
Other expense	1,785	1,764	1,587	1,483	1,849	5,136	5,228
Total noninterest expense	11,871	11,902	11,965	12,172	12,118	35,738	35,964
Income before income taxes	2,711	4,854	4,936	4,252	4,539	12,501	16,503
Income taxes	371	690	769	709	703	1,830	2,678
NET INCOME	$2,340	$4,164	$4,167	$3,543	$3,836	$10,671	$13,825
PTPP (1)	$4,945	$4,941	$4,800	$4,806	$5,666	$14,686	$18,952

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Per common share data
Net income per common share - basic	$0.29	$0.52	$0.52	$0.44	$0.47	$1.32	$1.71
Net income per common share - diluted	$0.29	$0.52	$0.51	$0.44	$0.47	$1.32	$1.70
Dividends declared per share	$0.20	$0.20	$0.20	$0.25	$0.20	$0.60	$0.60
Book value per share (period end)	$26.11	$25.63	$25.48	$25.41	$23.94	$26.11	$23.94
Tangible book value per share (period end) (1) (2)	$20.87	$20.37	$20.18	$20.10	$18.62	$20.87	$18.62
Dividends declared	$1,615	$1,613	$1,613	$2,023	$1,619	$4,841	$4,841
Dividend yield	2.76%	3.34%	3.37%	3.06%	3.12%	2.78%	3.16%
Dividend payout ratio	69.02%	38.74%	38.71%	57.10%	42.21%	45.37%	35.02%
Average shares outstanding - basic	8,071,032	8,067,144	8,091,203	8,093,478	8,092,494	8,076,440	8,106,517
Average shares outstanding - diluted	8,105,131	8,072,499	8,096,317	8,116,261	8,101,306	8,110,539	8,115,329
Period ending shares outstanding	8,071,032	8,067,144	8,067,144	8,095,252	8,092,576	8,071,032	8,092,576
Selected ratios
Return on average assets (Annualized)	0.50%	0.91%	0.92%	0.78%	0.86%	0.77%	1.06%
Return on average equity (Annualized)	4.45%	8.15%	8.16%	7.13%	7.73%	6.90%	9.43%
Return on average tangible common equity (1) (3)	5.58%	10.29%	10.30%	9.11%	9.91%	8.68%	11.92%
Efficiency (4)	67.93%	67.97%	68.68%	68.99%	65.65%	68.19%	63.10%
Equity to assets at period end	11.34%	11.31%	11.32%	11.28%	10.80%	11.34%	10.80%
Noninterest expense to average assets	0.66%	0.64%	0.66%	0.68%	0.68%	1.94%	2.06%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.
	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
Yields	2024	2024	2024	2023	2023	2024	2023
Interest-earning assets:
Loans receivable (1)	6.19%	6.27%	6.11%	6.01%	5.82%	6.19%	5.75%
Investment securities (1) (2)	3.59%	3.59%	3.52%	3.52%	3.51%	3.57%	3.54%
Interest-earning deposits with other banks	4.27%	4.59%	4.88%	3.71%	4.13%	4.58%	3.85%
Total interest-earning assets	5.84%	5.92%	5.77%	5.64%	5.49%	5.84%	5.41%
Deposits:
Interest-bearing demand deposits	2.16%	1.93%	1.86%	1.67%	1.51%	1.99%	1.20%
Money market deposits	3.93%	3.95%	3.81%	3.58%	2.94%	3.90%	2.29%
Savings deposits	0.71%	0.64%	0.58%	0.59%	0.58%	0.64%	0.80%
Certificates of deposit	4.49%	4.57%	4.06%	3.68%	3.27%	4.37%	2.50%
Total interest-bearing deposits	3.17%	3.15%	2.88%	2.56%	2.16%	3.07%	1.70%
Non-Deposit Funding:
Borrowings	5.54%	5.60%	5.61%	5.57%	5.66%	5.58%	5.30%
Total interest-bearing liabilities	3.41%	3.45%	3.23%	2.96%	2.48%	3.37%	2.03%
Cost of deposits	2.33%	2.30%	2.08%	1.81%	1.53%	2.24%	1.16%
Cost of funds	2.58%	2.61%	2.42%	2.18%	1.80%	2.54%	1.42%
Net interest margin (3)	3.46%	3.51%	3.54%	3.63%	3.82%	3.50%	4.09%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Asset quality data	2024	2024	2024	2023	2023
(Dollar amounts in thousands, unaudited)
Nonperforming loans	$30,078	$15,961	$10,831	$10,877	$7,717
Other real estate owned	-	-	-	-	5,792
Nonperforming assets	$30,078	$15,961	$10,831	$10,877	$13,509
Allowance for credit losses	$22,526	$21,795	$21,069	$21,693	$20,986
Allowance for credit losses/total loans	1.50%	1.46%	1.41%	1.47%	1.45%
Net charge-offs (recoveries):
Quarter-to-date	$1,377	$(29)	$(68)	$(117)	$(16)
Year-to-date	1,285	(97)	(68)	(31)	87
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.36%	(0.01%)	(0.02%)	(0.03%)	0.00%
Year-to-date	0.11%	(0.01%)	(0.02%)	0.00%	0.01%
Nonperforming loans/total loans	2.00%	1.07%	0.73%	0.74%	0.53%
Allowance for credit losses/nonperforming loans	74.89%	136.55%	194.52%	199.44%	271.95%
Nonperforming assets/total assets	1.62%	0.87%	0.60%	0.60%	0.75%

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Stockholders' equity	$210,705	$206,788	$205,575	$205,681	$193,749
Less goodwill and other intangibles	42,225	42,482	42,740	42,998	43,103
Tangible common equity	$168,480	$164,306	$162,835	$162,683	$150,646
Shares outstanding	8,071,032	8,067,144	8,067,144	8,095,252	8,092,576
Tangible book value per share	$20.87	$20.37	$20.18	$20.10	$18.62

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Average stockholders' equity	$209,096	$205,379	$205,342	$197,208	$196,795	$206,691	$196,074
Less average goodwill and other intangibles	42,350	42,607	42,654	42,972	43,232	42,512	41,018
Average tangible common equity	$166,746	$162,772	$162,688	$154,236	$153,563	$164,179	$155,056
Net income	$2,340	$4,164	$4,167	$3,543	$3,836	$10,671	$13,825
Return on average tangible common equity (annualized)	5.58%	10.29%	10.30%	9.11%	9.91%	8.68%	11.92%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Nine Months Ended

	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2024	2024	2024	2023	2023	2024	2023
Net income	$2,340	$4,164	$4,167	$3,543	$3,836	$10,671	$13,825
Add income taxes	371	690	769	709	703	1,830	2,678
Add provision (recovery of) for credit losses	2,234	87	(136)	554	1,127	2,185	2,449
PTPP	$4,945	$4,941	$4,800	$4,806	$5,666	$14,686	$18,952

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	September 30,			September 30,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,507,518	$23,441	6.19%	$1,425,375	$20,899	5.82%
Investment securities (1) (2)	193,659	1,490	3.59%	193,966	1,457	3.51%
Interest-earning deposits with other banks (3)	63,580	682	4.27%	68,587	714	4.13%
Total interest-earning assets	1,764,757	25,613	5.84%	1,687,928	23,070	5.49%
Noninterest-earning assets	86,733			88,058
Total assets	$1,851,490			$1,775,986
Interest-bearing liabilities:
Interest-bearing demand deposits	$217,124	$1,181	2.16%	$256,153	$975	1.51%
Money market deposits	362,545	3,583	3.93%	259,802	1,928	2.94%
Savings deposits	198,775	357	0.71%	225,216	327	0.58%
Certificates of deposit	325,240	3,671	4.49%	291,409	2,402	3.27%
Short-term borrowings	113,812	1,575	5.51%	91,201	1,258	5.47%
Other borrowings	11,739	173	5.86%	11,940	213	7.08%
Total interest-bearing liabilities	1,229,235	10,540	3.41%	1,135,721	7,103	2.48%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	396,456			431,775
Other liabilities	16,703			11,695
Stockholders' equity	209,096			196,795
Total liabilities and stockholders' equity	$1,851,490			$1,775,986
Net interest income		$15,073			$15,967
Interest rate spread (4)			2.43%			3.01%
Net interest margin (5)			3.46%			3.82%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.57%			148.62%

⁽¹⁾ Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $281 and $270 for the three months ended September 30, 2024 and 2023, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	September 30,			June 30,
	2024			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,507,518	$23,441	6.19%	$1,503,440	$23,422	6.27%
Investment securities (1) (2)	193,659	1,490	3.59%	193,688	1,471	3.59%
Interest-earning deposits with other banks (3)	63,580	682	4.27%	61,891	706	4.59%
Total interest-earning assets	1,764,757	25,613	5.84%	1,759,019	25,599	5.92%
Noninterest-earning assets	86,733			84,495
Total assets	$1,851,490			$1,843,514
Interest-bearing liabilities:
Interest-bearing demand deposits	$217,124	$1,181	2.16%	$209,965	$1,009	1.93%
Money market deposits	362,545	3,583	3.93%	337,937	3,320	3.95%
Savings deposits	198,775	357	0.71%	192,577	305	0.64%
Certificates of deposit	325,240	3,671	4.49%	333,542	3,789	4.57%
Short-term borrowings	113,812	1,575	5.51%	138,656	1,920	5.57%
Other borrowings	11,739	173	5.86%	11,791	173	5.90%
Total interest-bearing liabilities	1,229,235	10,540	3.41%	1,224,468	10,516	3.45%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	396,456			396,626
Other liabilities	16,703			17,041
Stockholders' equity	209,096			205,379
Total liabilities and stockholders' equity	$1,851,490			$1,843,514
Net interest income		$15,073			$15,083
Interest rate spread (4)			2.43%			2.47%
Net interest margin (5)			3.46%			3.51%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.57%			143.66%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $281 and $289 for the three months ended September 30, 2024 and June 30, 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Nine Months Ended
	September 30,			September 30,
	2024			2023
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,495,834	$69,258	6.19%	$1,395,438	$59,935	5.75%
Investment securities (1) (2)	193,719	4,400	3.57%	194,109	4,353	3.54%
Interest-earning deposits with other banks (3)	63,203	2,166	4.58%	66,730	1,924	3.85%
Total interest-earning assets	1,752,756	75,824	5.84%	1,656,277	66,212	5.41%
Noninterest-earning assets	86,473			89,567
Total assets	$1,839,229			$1,745,844
Interest-bearing liabilities:
Interest-bearing demand deposits	$212,699	$3,167	1.99%	$216,044	$1,934	1.20%
Money market deposits	332,987	9,730	3.90%	234,236	4,005	2.29%
Savings deposits	197,477	951	0.64%	267,951	1,608	0.80%
Certificates of deposit	330,884	10,833	4.37%	263,448	4,925	2.50%
Short-term borrowings	132,275	5,488	5.54%	86,670	3,373	5.20%
Other borrowings	11,790	530	6.00%	11,990	539	6.01%
Total interest-bearing liabilities	1,218,112	30,699	3.37%	1,080,339	16,384	2.03%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	397,764			458,086
Other liabilities	16,662			11,345
Stockholders' equity	206,691			196,074
Total liabilities and stockholders' equity	$1,839,229			$1,745,844
Net interest income		$45,125			$49,828
Interest rate spread (4)			2.47%			3.38%
Net interest margin (5)			3.50%			4.09%
Ratio of average interest-earning assets to average interest-bearing liabilities			143.89%			153.31%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $851 and $824 for the nine months ended September 30, 2024 and September 30, 2023, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.